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                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of August 30, 1996 (this "Amendment"), is among APPLIED POWER INC. ("API"), BARRY WRIGHT CORPORATION ("BWC"), WRIGHT LINE INC. ("WLI"), GB ELECTRICAL, INC. ("GB"), CALTERM, INC. ("Calterm"); (API, BWC, WLI, GB AND Cal Term are collectively referred to as "Sellers"); API, as representative of Sellers in such capacity, the "Sellers' Representative", PNC BANK, NATIONAL ASSOCIATION, ("PNC"), THE SANWA BANK, LIMITED ("Sanwa"), SOCIETE GENERALE ("SG"; PNC, Sanwa and SG are collectively referred to as "Purchasers" and PNC, as agent for the Purchasers (in such capacity, the "Agent").

                                   BACKGROUND

     1. Sellers, Sellers' Representative, Purchasers and the Agent are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of August 30, 1995 (the "Receivables Purchase Agreement").

     2. The parties hereto desire to extent the Commitment Termination Date (as defined below) pursuant hereto.

     NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

     SECTION 2. Commitment Termination Date. Section 1.02 of the Receivables Purchase Agreement is hereby amended by deleting the date "August 30, 1998" where it appears in clause (i) thereof and substituting therefor the date "August 30, 1999".

     SECTION 3. Representations and Warranties. Each Seller hereby represents and warrants that (i) the representations and warranties set forth in Section
6.01 are correct on and as of the date hereof, after giving effect hereto, as though made on and as

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of such date, and shall be deemed to have been made on such date and (ii) no
Termination Event or Unmatured Termination Event has occurred and is continuing, or would result from this Amendment.

     SECTION 4. Miscellaneous. The Receivables Purchase Agreement, as amended hereby, remains in full force and effect. Any reference to the Receivables Purchase Agreement from and



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after the date hereof shall be deemed to refer to the Receivables Purchase
Agreement as amended hereby. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois. Sellers, jointly and severally, agree to pay on demand all costs and expenses, including the reasonable fees and expenses of counsel, incurred in connection with the preparation, execution and delivery of this Amendment.



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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    APPLIED POWER INC.,
                                         as a Seller

                                    By:/s/Douglas R. Dorszynski
                                       -------------------------------
                                    Name Printed:Douglas R. Dorszynski
                                                 ---------------------
                                    Title:Vice President
                                          ----------------------------


                                    BARRY WRIGHT CORPORATION,
                                         as a Seller

                                    By:/s/Douglas R. Dorszynski
                                       -------------------------------
                                    Name Printed:Douglas R. Dorszynski
                                                 ---------------------
                                    Title:Vice President
                                          ----------------------------


                                    GB ELECTRICAL, INC.,
                                         as a Seller

                                    By:/s/Douglas R. Dorszynski
                                       -------------------------------
                                    Name Printed:Douglas R. Dorszynski
                                                 ---------------------
                                    Title:Vice President
                                          ----------------------------


                                    WRIGHT LINE INC.,
                                         as a Seller

                                    By:/s/Douglas R. Dorszynski
                                       -------------------------------
                                    Name Printed:Douglas R. Dorszynski
                                                 ---------------------
                                    Title:Vice President
                                          ----------------------------


                                    CALTERM, INC.,
                                         as a Seller

                                    By:/s/Douglas R. Dorszynski
                                       -------------------------------
                                    Name Printed:Douglas R. Dorszynski
                                                 ---------------------
                                    Title:Vice President
                                          ----------------------------



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                                    APPLIED POWER INC.
                                         as Sellers' Representative

                                    By:/s/Douglas R. Dorszynski
                                       -------------------------------
                                    Name Printed:Douglas R. Dorszynski
                                                 ---------------------
                                    Title:Vice President
                                          ----------------------------


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                                    PNC BANK, NATIONAL ASSOCIATION,
                                         as a Purchaser

                                    By:/s/ Richard T. Jander
                                       -----------------------------
                                    Name Printed:Richard T. Jander
                                                 -------------------
                                    Title:Assistant Vice President
                                          --------------------------


                                    THE SANWA BANK, LIMITED,
                                         as a Purchaser

                                    By:/s/ Seiji Daito
                                       -----------------------------
                                    Name Printed:Seiji Daito
                                                 -------------------
                                    Title:Vice President and Manager
                                          --------------------------


                                    SOCIETE GENERALE,
                                         as a Purchaser

                                    By:/s/ Susan Hummel
                                       -----------------------------
                                    Name Printed:Susan Hummel
                                                 -------------------
                                    Title:Assistant Vice President
                                          --------------------------

                                    By:/s/ Joseph A. Philbin
                                       -----------------------------
                                    Name Printed:Joseph A. Philbin
                                                 -------------------
                                    Title:Vice President
                                          --------------------------


                                    HARRIS TRUST & SAVINGS BANK

                                    By:/s/ Andrew K. Peterson
                                       -----------------------------
                                    Name Printed:Andrew K. Peterson
                                                 -------------------
                                    Title:Vice President
                                          --------------------------


                                    PNC BANK, NATIONAL ASSOCIATION,
                                         as Agent

                                    By:/s/ Richard T. Jander
                                       -----------------------------
                                    Name Printed:Richard T. Jander
                                                 -------------------
                                    Title:Assistant Vice President
                                          --------------------------



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